Exhibit 99.1
RingCentral Announces First Quarter 2023 Results
Q1'23 results exceed high end of guidance across key metrics
Raises 2023 revenue and operating margin outlook

Belmont, Calif. – May 9, 2023 – RingCentral, Inc. (NYSE: RNG), a leading provider of AI-powered global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the first quarter ended March 31, 2023.
First Quarter Financial Highlights
•Total revenue increased 14% year over year to $534 million.
•Subscriptions revenue increased 16% year over year to $508 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 14% year over year to $2.16 billion.
•Mid-market and Enterprise ARR increased 15% year over year to $1.33 billion.
•GAAP operating margin of (10.2%), compared to (22.1%) in the prior year.
•Non-GAAP operating margin of 17.2%, up 680 basis points year-over-year and a quarterly record

“We had a good first quarter, as we exceeded the high end of guidance across key metrics” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “Our open platform, deep integrations to top third party applications, 99.999% reliability, global reach and integrated UCaaS and CCaaS platform continue to resonate with customers and distinguish RingCentral from competitors. We also introduced several new products and features this quarter that we believe further differentiate our platform.”

“Innovation is the lifeblood of RingCentral,” said Sonalee Parekh, RingCentral's CFO. “We continue to invest in our product while demonstrating solid execution on our productivity initiatives.”
Financial Results for the First Quarter 2023
•Revenue: Total revenue was $534 million for the first quarter of 2023, up from $468 million in the first quarter of 2022, representing 14% growth. Adjusted for constant currency, total revenue rose 15%. Subscriptions revenue of $508 million increased 16% year over year and accounted for 95% of total revenue. Adjusted for constant currency, subscriptions revenue rose 17%.
•Operating Income (Loss): GAAP operating loss was ($55) million, compared to ($104) million in the same period last year. Non-GAAP operating income was $92 million, or 17.2% of total revenue, compared to $49 million, or 10.4% of total revenue, for the first quarter of 2022.
•Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2023 was $112 million, or 21.0% of total revenue, compared to $66 million, or 14.0% of total revenue, for the first quarter of 2022.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.57), compared to ($1.60) in the same period last year. Diluted non-GAAP net income per share was $0.76, compared to $0.39 per share in the same period last year. The first quarters of 2023 and 2022 reflected an approximately 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the first quarter of 2023 was $275 million. This compares to $270 million at the end of the fourth quarter of 2022. Our cash balance reflects approximately $75 million in cash paid during the first quarter of 2023 for the repurchase of shares under the plan announced in February 2023. At March 31, 2023, approximately $100 million remains available under the plan.
Financial Outlook
Full Year 2023 Guidance:
•Raising subscriptions revenue range to $2.086 to $2.104 billion, representing annual growth of 11%.
•Raising total revenue range to $2.187 to $2.205 billion, representing annual growth of 10% to 11%.
•Raising GAAP operating margin range to (7.9%) to (6.6%), compared to the prior range of (8.3%) to (6.9%).
•Raising non-GAAP operating margin to at least 18.5%, compared to at least 18.0% previously.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Raising non-GAAP EPS to $3.19 to $3.25 based on 98.0 to 99.0 million fully diluted shares. This is up from our prior range of $3.04 to $3.10 based on 99.0 to 100.0 million fully diluted shares. Outlook does not include interest income (expense).
•Share-based compensation range of $395 to $415 million.
•Amortization of acquired intangibles of $149 million.
•Third-party relocation and other costs, net, of $3 million.
•Restructuring costs of $8 to $10 million.
Second Quarter 2023 Guidance:
•Subscriptions revenue range of $511 to $513 million, representing year-over-year growth of 10% to 11%.
•Total revenue range of $535 to $537 million, representing year-over-year growth of 10%.
•GAAP operating margin range of (10.0%) to (8.9%).
•Non-GAAP operating margin of 17.5%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.74 to $0.76 based on 96.5 to 97.5 million fully diluted shares. Outlook does not include interest income (expense).
•Share-based compensation range of $102 to $107 million.
•Amortization of acquired intangibles of $38 million.
•Restructuring costs of $3 million.
Additional Highlights
•Introduced RingCentral for Teams 2.0. This solution brings RingCentral’s world class cloud PBX capabilities into Microsoft Teams with a fully native experience, without requiring a second application. This means that end customers can now enjoy RingCentral’s renowned 99.999% reliability, global availability, advanced analytics, industry leading features and third party integration capabilities entirely within Teams’ single pane of glass.
•Introduced RingSense by RingCentral, an AI platform for enhanced business communications. Leveraging generative AI, RingSense enables organizations to turn their conversation data into powerful insights that will unlock productivity and drive business outcomes. RingSense for Sales, the first offering in the RingSense AI portfolio, is available in beta today.
•Introduced RingCentral for Frontline Workers. With this powerful solution, which combines push to talk capabilities with video and messaging, frontline workers across all industries can use any smart mobile device to seamlessly and efficiently connect with their front and back office teams. It is available in beta today as either a standalone solution or an add-on to RingCentral MVP. It will be available in open beta at the end of May and generally available this summer.
•Introduced RingCentral Overlay, which is being used by Vodafone Business in their new offering for the Italian market, with more markets coming soon. Called Vodafone Business UC with RingCentral, this powerful, integrated communications solution brings together RingCentral’s messaging and video capabilities with Vodafone Business' existing fixed and mobile voice communications functionality.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2023, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the first quarter of 2023 and outlook for the second quarter and full year of 2023.
•When: Tuesday, May 9, 2023 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: RingCentral Q1 2023 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on May 16, 2023, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 1-412-317-6671 internationally with recording access code 10177296.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral

RingCentral is a leading global provider of cloud-based business communications and collaboration solutions that seamlessly combine phone, messaging, video meetings, and contact center. RingCentral empowers customers with AI-powered conversation intelligence that unlocks insights from their interaction data to accelerate business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.

© 2023 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income (loss) from operations excluding depreciation and amortization. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, restructuring costs, non-cash interest expense associated with amortization of debt issuance costs related to our convertible senior notes, loss (gain) associated with investments, and the related income tax effect of these adjustments.

Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities less cash received from strategic partnerships. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.

We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss),

Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.

The Company has provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures

Our reported results also include our annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, and net monthly subscription dollar retention rate. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our net monthly subscription dollar retention rate as (i) one plus (ii) the quotient of dollar net change divided by average monthly recurring subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
Investor Relations Contact:
Will Wong, RingCentral
650-450-4826
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545

Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$274,804	$269,984
Accounts receivable, net	315,335	311,318
Deferred and prepaid sales commission costs	181,358	158,865
Prepaid expenses and other current assets	79,533	55,849
Total current assets	851,030	796,016
Property and equipment, net	187,279	185,400
Operating lease right-of-use assets	34,138	35,433
Deferred and prepaid sales commission costs, non-current	390,459	438,579
Goodwill	54,647	54,335
Acquired intangibles, net	494,931	528,051
Other assets	33,936	35,848
Total assets	$2,046,420	$2,073,662
Liabilities, Temporary Equity, and Stockholders' Deficit
Current liabilities
Accounts payable	$56,353	$62,721
Accrued liabilities	314,902	380,113
Deferred revenue	219,933	209,725
Total current liabilities	591,188	652,559
Convertible senior notes, net	1,639,530	1,638,411
Operating lease liabilities	18,391	20,182
Other long-term liabilities	69,817	45,848
Total liabilities	2,318,926	2,357,000

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders' deficit
Common stock	10	10
Additional paid-in capital	1,123,351	1,059,880
Accumulated other comprehensive loss	(7,021)	(8,781)
Accumulated deficit	(1,588,295)	(1,533,896)
Total stockholders' deficit	$(471,955)	$(482,787)
Total liabilities, temporary equity and stockholders’ deficit	$2,046,420	$2,073,662

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Subscriptions	$508,294	$439,927
Other	25,395	27,729
Total revenues	533,689	467,656
Cost of revenues
Subscriptions	136,425	129,689
Other	24,251	25,785
Total cost of revenues	160,676	155,474
Gross profit	373,013	312,182
Operating expenses
Research and development	85,241	90,274
Sales and marketing	260,212	254,455
General and administrative	82,091	70,995
Total operating expenses	427,544	415,724
Loss from operations	(54,531)	(103,542)
Other income (expense), net
Interest expense	(2,212)	(1,232)
Other income (expense)	5,429	(45,219)
Other income (expense), net	3,217	(46,451)
Loss before income taxes	(51,314)	(149,993)
Provision for income taxes	3,085	979
Net loss	$(54,399)	$(150,972)
Net loss per common share
Basic and diluted	$(0.57)	$(1.60)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	95,720	94,574

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(54,399)	$(150,972)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,518	60,929
Share-based compensation	98,191	97,608
Unrealized loss on investments	1,646	47,384
Amortization of deferred and prepaid sales commission costs	32,211	23,173
Amortization of debt issuance costs	1,119	1,116
Reduction of operating lease right-of-use assets	5,053	4,877
Provision for bad debt	2,732	4,605
Other	(175)	(251)
Changes in assets and liabilities:
Accounts receivable	(6,749)	(29,086)
Deferred and prepaid sales commission costs	(19,403)	(39,487)
Prepaid expenses and other assets	(10,289)	(2,554)
Accounts payable	(18,936)	6,868
Accrued and other liabilities	15,013	15,097
Deferred revenue	10,208	24,944
Operating lease liabilities	(5,207)	(5,256)
Net cash provided by operating activities	108,533	58,995
Cash flows from investing activities
Purchases of property and equipment	(8,723)	(6,852)
Capitalized internal-use software	(12,596)	(13,591)
Purchases of intangible assets	—	(1,484)
Net cash used in investing activities	(21,319)	(21,927)
Cash flows from financing activities
Payments for repurchase of common stock	(74,501)	—
Proceeds from issuance of stock in connection with stock plans	95	627
Payments for taxes related to net share settlement of equity awards	(1,736)	(747)
Payment of debt issuance costs related to credit facility	(5,191)	—
Repayment of financing obligations	(1,393)	(1,810)
Net cash used in financing activities	(82,726)	(1,930)
Effect of exchange rate changes	332	(371)
Net increase in cash, cash equivalents, and restricted cash	4,820	34,767
Cash, cash equivalents, and restricted cash
Beginning of period	269,984	267,162
End of period	$274,804	$301,929

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Revenues
Subscriptions	$508,294	$439,927
Other	25,395	27,729
Total revenues	533,689	467,656
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	136,425	129,689
Share-based compensation	(6,951)	(7,196)
Amortization of acquired intangibles	(36,640)	(43,101)
Restructuring costs	(405)	—
Non-GAAP Subscriptions cost of revenues	92,429	79,392

GAAP Other cost of revenues	24,251	25,785
Share-based compensation	(2,119)	(2,408)
Amortization of acquired intangibles	(22)	(12)
Restructuring costs	(13)	—
Non-GAAP Other cost of revenues	22,097	23,365
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	81.8%	82.0%
Non-GAAP Other	13.0%	15.7%
Non-GAAP Gross profit	78.5%	78.0%
Operating expenses reconciliation
GAAP Research and development	85,241	90,274
Share-based compensation	(23,930)	(24,398)
Third-party relocation and other costs, net	(59)	(3,551)
Restructuring costs	(1,434)	(250)
Non-GAAP Research and development	59,818	62,075
As a % of total revenues non-GAAP	11.2%	13.3%

GAAP Sales and marketing	260,212	254,455
Share-based compensation	(38,042)	(41,913)
Amortization of acquired intangibles	(561)	(937)
Restructuring costs	(2,599)	(200)
Non-GAAP Sales and marketing	219,010	211,405
As a % of total revenues non-GAAP	41.0%	45.2%

GAAP General and administrative	82,091	70,995
Share-based compensation	(30,253)	(26,431)
Third-party relocation and other costs, net	(3,087)	(1,310)
Restructuring costs	(424)	(489)
Non-GAAP General and administrative	48,327	42,765
As a % of total revenues non-GAAP	9.1%	9.1%

Income (loss) from operations reconciliation
GAAP loss from operations	(54,531)	(103,542)
Share-based compensation	101,295	102,346
Amortization of acquired intangibles	37,223	44,050
Third-party relocation and other costs, net	3,146	4,861
Restructuring costs	4,875	939
Non-GAAP Income from operations	92,008	48,654
Non-GAAP Operating margin	17.2%	10.4%

Depreciation and amortization	20,294	16,880
Non-GAAP Adjusted EBITDA	112,302	65,534
As a % of total revenues non-GAAP	21.0%	14.0%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss) reconciliation
GAAP net loss	$(54,399)	$(150,972)
Share-based compensation	101,295	102,346
Amortization of acquired intangibles	37,223	44,050
Third-party relocation and other costs, net	(348)	4,889
Restructuring costs	4,875	939
Amortization of debt issuance costs	1,119	1,116
Loss associated with investments	1,646	45,476
Income tax expense effects	(18,177)	(10,300)
Non-GAAP net income	$73,234	$37,544
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	95,720	94,574
Effect of dilutive securities	1,163	1,071
Non-GAAP weighted average shares used in computing non-GAAP diluted net (loss) income per share	96,883	95,645

Diluted net income (loss) per share
GAAP net loss per share	$(0.57)	$(1.60)
Non-GAAP net (loss) income per share	$0.76	$0.39

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$108,533	$58,995
Strategic partnerships	(33,250)	—
Non-GAAP net cash provided by operating activities	75,283	58,995
Purchases of property and equipment	(8,723)	(6,852)
Capitalized internal-use software	(12,596)	(13,591)
Non-GAAP free cash flow	$53,964	$38,552

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q2 2023		FY 2023
	Low Range	High Range	Low Range	High Range
GAAP revenues	535.0	537.0	2,187.0	2,205.0

GAAP loss from operations	(53.4)	(48.0)	(172.1)	(146.2)
GAAP operating margin	(10.0%)	(8.9%)	(7.9%)	(6.6%)
Share-based compensation	107.0	102.0	415.0	395.0
Amortization of acquired intangibles	37.5	37.5	148.5	148.5
Third-party relocation and other costs, net	—	—	3.1	3.1
Restructuring costs	2.5	2.5	10.0	7.5
Non-GAAP income from operations	93.6	94.0	404.6	407.9
Non-GAAP operating margin	17.5%	17.5%	18.5%	18.5%